UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2011 rue21, inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-34536 (Commission File Number)	25-1311645 (IRS Employer Identification No.)

800 Commonwealth Drive, Suite 100 Warrendale, Pennsylvania (Address of principal executive offices)	15086 (Zip Code)
(724) 776-9780
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 21, 2011, Douglas E. Coltharp resigned from the Board of Directors (the “Board”) of rue21, inc. effective on that date. Mr. Coltharp was a Class II director of the Board whose term would have otherwise expired at the 2011 annual meeting of stockholders. Mr. Coltharp resigned for personal reasons.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rue21, inc.
By:	/s/ Stacy Siegal
Stacy Siegal
Vice President and General Counsel

April 25, 2011